Exhibit 5.1

December 18, 2003

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604

Re:	Starwood Hotels & Resorts Worldwide, Inc. Starwood Hotels & Resorts Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as Maryland counsel to Starwood Hotels & Resorts, a Maryland real estate investment trust (the “Trust”), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Corporation,” and together with the Trust, sometimes collectively referred to herein as “Starwood”), in connection with certain matters of Maryland law arising out of the registration of up to 103,344 shares (the “Corporation Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Corporation and up to 103,344 shares (the “Trust Shares”) of Class B Shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Trust, each of which is attached to a Corporation Share and trades as a unit consisting of one Corporation Share and one Trust Share (the “Shares”), covered by the Registration Statement on Form S-8, as filed by Starwood on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”) (the “Registration Statement”). The Shares will be issued pursuant to the 1999 Annual Incentive Plan for Certain Executives (the “Plan”). We did not participate in the drafting of the Plan. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     1. The Registration Statement;

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
December 18, 2003

     2. The Amended and Restated Declaration of Trust of the Trust (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

     3. The charter of the Corporation (the “Charter”), certified as of a recent date by the SDAT;

     4. The Amended and Restated Bylaws of the Trust (the “Trust Bylaws”), certified as of a recent date by an officer of the Trust;

     5. The Amended and Restated Bylaws of the Corporation (the “Corporation Bylaws”), certified as of a recent date by an officer of the Corporation;

     6. Resolutions (the “Corporation Resolutions”) adopted by the Board of Directors of the Corporation, certified as of a recent date by an officer of the Corporation;

     7. Resolutions (the “Trust Resolutions”) adopted by the Board of Trustees of the Trust, certified as of a recent date by an officer of the Trust;

     8. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

     9. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

     10. A certificate executed by an officer of the Trust, dated as of a recent date;

     11. A certificate executed by an officer of the Corporation, dated as a recent date;

     12. The Plan, certified as of a recent date by an officer of the Corporation;

     13. The Amended and Restated Intercompany Agreement (the “Intercompany Agreement”), dated as of January 6, 1999, between the Corporation and the Trust, certified as of a recent date by an officer of the Corporation and an officer of the Trust; and

     14. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
December 18, 2003

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

     3. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. None of the Shares will be issued, sold or transferred in violation of the Charter, the Declaration or the Intercompany Agreement.

     6. The Committee (as defined in the Plan) has taken, or will take, all action required by the Plan for the issuance of the Shares, including the adoption of resolutions of the Committee with respect thereto (the “Committee Resolutions,” together with the Corporation Resolutions, the “Resolutions”).

     7. Upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Charter and the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration.

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
December 18, 2003

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     3. The Corporation Shares are duly authorized and, when issued in accordance with the terms of the Charter, the Plan, the Corporation Bylaws and the Resolutions, will be validly issued, fully paid and nonassessable.

     4. The Trust Shares are duly authorized and, when issued in accordance with the terms of the Declaration, the Plan, the Trust Bylaws and the Intercompany Agreement and the Trust Resolutions, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Venable LLP